Exhibit 10.3

Exhibit 10.3 Agreement Global Health Trax, Inc.

August 2001 Global Health Trax, Inc. Policies & Procedures

14. Change of Name/Formation of

5. Sales Volume Qualification by

1. Independent Contractor Business
Relationship ............................................... 12
2. Compliance with All Applicable

M. ADVERTISING AND USE OF
COMPANY NAME ............................................... 14
1. Promotional Materials and

5. Sales and Displays in

N. COMPANY WARRANTIES AND

Policies & Procedures 2

POLICIES & PROCEDURES

Global Health Trax, Inc., hereinafter "Company," is a direct selling Membership
Company which markets nutritional and personal care products and other consumer services and products to the consumer through independent Members. The policies and procedures herein are applicable to all independent Members of the Company.
These pages are designed to provide you with the complete set of policies that define the relationship between you and Global Health Trax(TM). They should be used as a reference by both the experienced and the new Member. Your signature on the New Member Application constitutes a contract between you and Global
Health Trax to abide by all the terms and conditions of these Policies and
Procedures. You are obligated to be aware of and to diligently follow the contents of these Policies and Procedures. The information that follows is the foundation upon which you will build your success with Global Health Trax.

A. DEFINITION OF TERMS
Application: This is a legal binding Agreement between you and the Company, which covers your rights, duties, and responsibilities and those of the Company.
This is vital and necessary information. The Policies and Procedures and the
Compensation Plan are extensions of the Agreement and should be read carefully.
Auto Order Program: This provides for products to be automatically shipped and billed against a credit or debit card or drafted on a checking account. Company:
The term "Company" as it is used throughout these Policies and Procedures and all other literature means Global Health Trax, Inc. (also referred to as "Global
Health Trax" or "GHT"). Consultant: A Consultant is a Member who has personally enrolled one other Member in the Company's programs. Member: A Member is one who has completed a Company Application and Agreement and has been accepted by the
Company as a Member. The Company reserves the right to accept or reject anyone as a Member. It is a general term referring to a person or legal entity who may purchase products at wholesale prices for their personal consumption. It may also refer to a person or entity who is independently contracted to purchase products at wholesale prices from the Company and sell them to other consumers.
The Member also is referred to as an "Independent Member" or "Independent
Representative." Downline: All Members enrolled below a particular Member. The downline is also referred to as a "sales organization." Enroller: A Member who officially enrolls (registers) another Member in the Company's programs. See the
Compensation Plan. Leg: Each Member sponsored on your Level 1 is part of your total downline and is a separate "Leg." You and your entire organization
(downline) are one "Leg" to your sponsor. Level: The various layers of a downline without regard to rank or qualification. Qualified Enroller: A Member who purchased an Enroller Pack within the first 30 calendar days of their enrollment or has personally purchased at least $500 in Bonus Volume relating to product purchases during any period of time. See the Compensation Plan. Rank:
Members who meet certain requirements are granted a specific rank, or title, within the Global Health Trax Compensation Plan. Generally, a higher rank means a higher eligibility for commissions and bonuses. For a detailed explanation of all ranks and qualifications see the Compensation Plan. Sponsor: A Member who
agrees to be responsible for helping another Member with their business by teaching the new Member how to do the business, and by assisting, encouraging and supporting them. New Members are ALWAYS front line (First Level) to their
Sponsor, although they may be downline from their Enroller. Every Member must be sponsored, either by another Member in good standing with the Company, or by the
Company itself. In consideration for being a Sponsor, the Member may earn bonuses based on the BV (Bonus Volume) of their sponsored Member to the extent they are qualified. It is important to note that in some other MLM companies, the term "Sponsor" may include the act of introducing prospective new representatives to the opportunity and helping them sign up as new representatives. In Global Health Trax, this is called "enrolling." While bonuses may be earned for being a Sponsor based on the purchases in the
Sponsor's downline, no payment is ever made for recruiting or enrolling.
Suggested Retail Price: The Company's recommended price for selling a particular product to retail customers. The Member may charge whatever price the Member wishes to charge.Upline: All Members directly above a particular Member through all levels up to the Company is called the Sponsor Upline. The Enroller Upline refers to the line of enrollers that links any particular Member to the Company.
Ultimate Consumer: The person who ultimately consumes the product either within or outside of the Company. The ultimate consumer is also referred to as a
"customer" and may or may not be a Member. Wholesale Price: The price paid to the Company by a Member in good standing for a particular product.

B. CODE OF ETHICS As a Global Health Trax independent Member, I promise to conduct my business by the following Code of Ethics. I will conduct my business in a professional, ethical, courteous, and honest manner at all times, making sure that it is free of false or deceptive advertising, pricing, Policies &
Procedures 3 marketing, or business practices. By my example, I will encourage others to maintain the highest standards of integrity and ethics in their business. I will place primary emphasis on the development of retail customers since I know that success is based on retail sales of Global Health Trax products. I will give my customers the highest quality of service by treating them honestly, promptly, and fairly. I will represent the Company's products honestly and completely, making no claims that are not contained within Company literature. I will never, in any way, exaggerate or misrepresent the actual or potential earnings of the Compensation Plan. Any earnings or sales representations that I make will be based on documented facts only. I will accept my responsibility as an Enroller and as a Sponsor to train, motivate, support, and assist, in any way possible, the Members in my downline. I will keep all commitments made to others and myself and always maintain a positive image of myself, the Company, and the Company's products and programs. I will not attempt to discredit other companies, their products, or their Members who may be in competition with my business. I will never forget that I am responsible for my own success and that financial rewards are available to those who are willing to work hard for their own future. I understand that if I break any portion of this Code of Ethics, I will be terminated at the Company's sole discretion.

C. BASIC PRINCIPLES
1. The purpose of the New Member Application, the Policies and Procedures, and
the Compensation Plan (collectively referred to as the "Agreement") is to establish the Global Health Trax Member as an authorized Independent
Representative for the sale of Global Health Trax products. The Agreement sets forth the duties and responsibilities of the Company in the sale of Global
Health Trax products to e Member. The Agreement also sets forth the duties and responsibilities of the Member in the sale of these products to the ultimate consumer, either within or outside of the Company.
2. Global Health Trax enters into this Agreement with the understanding that the
Company's ultimate success is based on ethical and hard working Members whose businesses are free of false or deceptive advertising, pricing, marketing, or business practices. The Company relies on each Member's integrity and ability to perform the duties and responsibilities set forth in the Agreement.

D. MEMBERSHIP
1. LEGAL AGE AND RESIDENCE The Member must be of legal age according to the rules of majority where the Member resides. The Member must reside in the United
States, its territories (Puerto Rico, U.S. Virgin Islands, Guam), or anywhere else the Company is authorized to operate.
2. FAMILY MEMBERS Husbands, wives, and dependent children desiring Member authorization may operate together as one Member entity or may become separate
Company Members. The multiple Memberships must be directly connected through the
Enroller line. If two previously existing Members marry, each may continue to maintain his/her own Member authorization. In the event of a divorce, where the husband and wife operated as one Member entity, the Company must be notified in writing as to who will manage the Membership. Until such notification, the existing Agreement will prevail.
3. MULTIPLE INTERESTS Under the following conditions, an individual or entity may hold beneficial interest in more than one Global Health Trax Membership at the same time: o As family Members under the provisions of section D-2, o Under the entity exception of section D-4, o Upon the transfer of beneficial interest to a successor in interest under the provisions of section D-11, o Upon the purchase of a Membership by an existing Member. Under no other conditions may a
Member, either individually or jointly, hold a beneficial interest as an owner, partner, stockholder or trustee in another Global Health Trax Membership.
4. CORPORATIONS, PARTNERSHIPS, DBA'S & TRUSTS When an applicant for Member authorization is other than an individual or a spouse/partner, the application must be signed by one or more legal representatives who have the power to bind the applying entity. At its sole discretion, the Company may request additional documentation of the entity. In such cases, the application will not be approved until all requested documentation is received and verified by the Company. A
Member may hold a beneficial interest in a second Membership as a sole proprietor, partner, shareholder or trustee of a business entity. The two
Memberships must be directly connected through the Enroller line. Although the
Company has offered Members the opportunity to conduct their Membership as legal entities, it is agreed that since the Membership entity is under the control of its owners or principals, the actions of individual owners as they may affect the Company and the Membership are also critical to the Company's business.
Therefore, it is agreed that the actions of corporate shareholders, officers, directors, agents or employees, the actions of partnership partners, agents or employees, and the actions of Policies & Procedures 4 trustees of trusts which are in contravention to the Company's policies shall be attributable to the corporate, partnership, trust or DBA entity.
5. REGISTRATION All prospective new Members register (enroll) with the Company by submitting a New Member Application (obtained from their Enroller or the
Company) and paying the Annual Membership Fee. The New Member Kit, which contains training, educational, and business materials required to conduct business with the Company, is provided by the Company. No product purchase by the Member is required. Data processing fees, if any, will be deducted from commissions and bonuses. The Company will not process applications that are incomplete or unsigned and is not responsible for delays or errors caused by incomplete or incorrect information. If more than one application is received for any one person or entity, only the first received at the Company will be considered. The Company reserves the right to reject any applications for new
Memberships or renewals.
6. TERM AND RENEWAL The initial term of the Agreement is for one year. All
Members are required to renew their Agreement annually and pay the annual membership fee. As a convenience, the annual membership fee will be deducted automatically when due using the Member's payment information on file with the company. If a Member notifies the Company that he/she does not want to renew the
Agreement, he/she will be terminated as a voluntary termination and relinquish all rights, whether earned or not, to commissions, bonuses, and marketing position, all of which will cease immediately at the date of termination. See also "Termination--General Policies" and "Termination--Specific Policies:
Voluntary."
7. RIGHT TO SELL AND ENROLL Global Health Trax grants to all Members a nonexclusive right to purchase Company products and to promote and resell those products. Global Health Trax grants to all Members, a non-exclusive right to enroll new Company Members. Both the right to sell and the right to enroll are dependent upon compliance with the terms and conditions contained in the
Agreement and are limited to the United States, its territories (Puerto Rico,
U.S. Virgin Islands, Guam, etc.), and anywhere else the Company is authorized to operate.
8. DISCIPLINARY ACTIONS A Member's violation of any Policies and Procedures, or the Agreement, or the Code of Ethics or any illegal, fraudulent, deceptive, or unethical business conduct may result, at the Company's sole discretion, in one or more of the following disciplinary actions: a. Issuance of a written warning or admonition. b. Imposition of a fine, which may be imposed immediately or withheld from future commission checks. c. Reassignment of all or part of a
Member's organization. d. Suspension, which may result in termination or reinstatement with conditions or restrictions. e. Termination of the Member.
9. TERMINATION--GENERAL POLICIES Upon termination of a Membership, for any reason, all rights to commissions and bonuses (whether earned or not), marketing position, wholesale purchasing, resale of Company products, and the use of names, marks, or any other material relating to the Company immediately cease.
Terminated Members may return excess product under certain conditions. See
"Product Returns" for detailed information. All Members and GHT Direct retail customers who were enrolled (registered) by the terminated Member will no longer have an Enroller.
10. TERMINATION--SPECIFIC POLICIES a) Voluntary A Member may voluntarily terminate the Membership and cancel the Agreement at any time by sending written notice to the Global Health Trax office. The effective date of the termination will be the date the notice is received by the Company. However, unless the notice is received at least ten (10) days prior to the auto order processing date, that month's auto order may still be charged and shipped to the Member. A
Member who has voluntarily resigned becomes eligible to reenter as a Member three (3) months after the effective date of termination. Reentry Members are treated as new Members and do not have rights to prior downline positions, commissions, or bonuses. See also "Termination - General Policies." b)
Involuntary The Company reserves the right to terminate any Membership at any time for cause. Such involuntary termination shall be made by the Company at its sole discretion. Upon an involuntary termination, the Company shall notify the
Member by mail at the latest address listed with the Company for the Member. In the event of a termination, the terminated Member agrees to immediately cease representing him/herself as a Member. At its sole discretion, the Company may terminate a Member for any of the following:o The Member violates any provisions of this Agreement, including the Code of Ethics, Policies and Procedures, and
Compensation Plan, as they may be amended from time to time. o The Member violates any provisions of applicable laws or standards of fair dealing Policies
& Procedures 5 including provisions regarding unethical or deceptive practices including the attempt to en-roll non-personally enrolled Members into other MLM
opportunities.o The Member's credit card or check draft payment is invalid three times within any 12-month period, or the Member has an uncollected credit card and/or check draft payment due over thirty (30) days. o The Member refuses to accept delivery of an order and has the carrier return the package to the
Company without a Product Return Authorization Number. The Member will be charged a 10% restocking fee. When a decision is made to terminate a Membership, the Company will inform the Member by written notice that the Membership is terminated immediately, effective as of the date of the written notification.
The termination notice will be mailed to the last registered Member address, return receipt requested. The Member will have fifteen (15) days from the date of receipt of the letter in which to appeal the termination in writing. The
Member's appeal correspondence must be received by the Company within 20 days of the receipt of the Company's termination letter and must be sent return receipt requested. If the Company does not receive a written appeal within the twenty-day period, the termination will automatically be deemed final. If the
Member files a timely appeal of termination, the Company will review and reconsider the termination, consider any other appropriate action, and notify the Member of its decision in writing to the last registered Member address, return receipt requested. The Company retains the right of sole discretion in this matter. The decision of the Company will be final and subject to no further review. In the event the termination is not rescinded, the termination will be effective as of the date of the Company's original termination notice. Where state law regarding termination of a Member is inconsistent with Company policy, the state law termination procedures will govern. At the Company's sole discretion an involuntarily terminated Member is not eligible for reentry. See also "Termination--General Policies."
11. SALE OF MEMBERSHIP A Member may not sell, assign or otherwise transfer his or her Membership, marketing position or other Member rights without written application and approval by the Company. Members must send written notice of the proposed sale to the Company, along with the potential purchaser's Member
Application and Agreement Form. If the potential buyer is a Member, he/she must be at the equivalent or higher rank as the selling Member or have been a Company
Member for at least a one-year period prior to the sale. The Membership must be offered in writing first to the Member's Enroller and then to the Member's
Sponsor. If the Enroller and the Sponsor both decline the offer, the Member may offer the Membership for sale to other qualified Company Members, but only on the same terms and conditions as offered to the Enroller and Sponsor. A Member who sells his or her Membership shall not be eligible to requalify as a Member for a period of at least three months after the sale. The Company reserves the right to review the sale agreement and to verify waiver from the upline Sponsor and Enroller in the event the upline Sponsor and Enroller declines to purchase the Membership. The Company will notify the potential purchaser in writing of the approval or refusal of its application within fifteen (15) days of the receipt of all necessary documents requested by the Company. If approved, the effective date of transfer shall be the date the Company receives written notice from the seller that the sale has been finalized.
12. DEATH OR INCAPACITATION OF MEMBER Upon the death or incapacitation of a
Member, the Membership, including all rights to bonuses, commissions and marketing position together with Member responsibilities, shall pass to the benefit of the Member's successors in interest. The Member's successors in interest must submit a certificate of death or written proof of incapacitation to the Company, as well as a Member Application and Agreement Form. Global
Health Trax will continue to issue applicable commissions and bonuses in the name of the original Member until such documentation is received and approved by the Company. Thereafter, commissions and bonuses will be issued in the
Membership name shown on the application from the successors in interest. The
Company reserves the right to request and review proof of successor interest and/or other related documents. Allow thirty (30) days for the application and documents to be reviewed and approved. Applicants and co-applicants re-porting the death or incapacitation of their spouse/partner must also follow the procedures outlined above.
13. CHANGE OF ADDRESS A Member change of address must be reported to the Company in writing. The change of address will become effective as of the date requested or as soon thereafter as received by the Company. The member is responsible for all shipping charges to old addresses if the company was not notified of a change.
14. CHANGE OF NAME/ FORMATION OF BUSINESS ENTITY A Member change of name must be reported to the Company in writing. The Company reserves the right to approve or disapprove Member's change of business Policies & Procedures 6 names, formation of partnerships, corporations, and trusts for tax, estate planning, and limited liability purposes. If the Company approves such a change by Member, the organization's name and the names of the principals of the organization must appear on the Member application agreement along with a social security number or federal identification number. Allow fifteen (15) days for the change of name to be reviewed and approved.
15. CHANGE OF APPLICANT For Memberships with an applicant and a co-applicant, both must submit a written request to officially terminate the shared interest.
Members must report to the Company in writing the voluntary termination of one applicant, the transfer of the Membership to a sole applicant following a divorce, and so forth. For Memberships with a sole applicant, the Member must submit a written request to officially add a co-applicant with a shared interest. For example, Members must apply to the Company in writing if they wish to add a spouse/partner. Allow fifteen (15) days for the Company to review and approve the deletion or addition of an applicant to an existing Membership.
16. ID NUMBER The Company assigns each Member an identification number (referred to as "Member's ID") at the time of enrollment.
17. CORRESPONDENCE  All correspondence to the Company must include the Member's identification number.
18. COLLECT CALLS Members should not make collect telephone calls to the
Company. They will not be accepted.
19. VISITS TO CORPORATE OFFICES AND LABS Members are encouraged to visit the home office and labs. However, because of work scheduling, OSHA regulations and other considerations, no visitations to the home office or labs will be allowed without an appointment.

E. COMPENSATION Members purchase Company products at a wholesale price for their personal consumption and may sell products to another consumer at a retail price. Retail profit may be realized by the Member from that transaction. In addition, the Company pays commissions and bonuses to qualified Members on product sales. Please see the Compensation Plan for specific information regarding compensation paid to Members by the Company.
1. ELIGIBILITY To be eligible for monthly override commissions and bonuses, the
Member must comply with: a. Supervisory responsibility requirements as outlined herein, and b. 70% rule on resale of wholesale product ordered as defined herein, and c. Retail sales rule requiring sales to at least 5 nonparticipant retail customers per month as defined herein, and d. The requirement that his/her downline has retailed product that has been purchased at wholesale. e.
There are minimum purchase requirements in order to be eligible to receive commissions and bonuses. No commissions and bonuses are paid for enrolling
Members in the Company's programs. Commissions and bonuses are paid on product sales only. To be credited to any given pay period, orders must be received by the Company before 6:00 PM Pacific Time on the last business day of that pay period.
2. CHECK ISSUANCE FEE A fee may be charged for the issuance and mailing of each commission and /or bonus check at the option of the Company.
3. COMMISSION AND BONUS CREDIT Product orders will be credited on the date received by the Company. Orders received after the close of business will be credited on the following day. For an order to be credited to a given pay period, it must arrive at the Company's corporate office before 6:00 p.m.
Pacific Time on the last business day of the pay period.

F. RETAIL SALES Members agree to place primary emphasis upon the retail sale of
Global Health Trax products. The Company's program is built upon retail sales to the ultimate consumer. The Company also recognizes that Members may wish to purchase product in reasonable amounts for their own personal or family use. For this reason, a retail sale for bonus purposes shall include sales to nonparticipants as well as sales to Members for personal or family use which are not made for purposes of qualification or advancement. It is Company policy, however, to strictly prohibit the purchase of product or large quantities of inventory in unreasonable amounts solely for the purpose of qualifying for bonuses or advancement in the marketing program. Members may not inventory load nor encourage others in the program to load up on inventory. The program is based upon retail sales to the ultimate consumers; therefore, all forms of stockpiling or pyramiding are prohibited. Products are offered to Members only for personal consumption and for resale to consumers.
The Company encourages each independent Member to keep accurate sales records.
Members must fulfill published personal and downline retail sales requirements, including requisite retail sales to nonparticipants, as well as supervisory responsibilities, to qualify for bonuses, overrides or advancements.
Notwithstanding the Company's retail customer guarantee policy, all retail sales must comply with the Policies & Procedures 7 FTC Three-Day Cooling Off Rule
which requires statutory language and notice of cancellation on the retail sales receipt. The three-day right of cancellation must be orally explained to the customer and the customer must receive two copies of the notice of cancellation form. The Company offers Members two ways to handle retail sales: (1) direct order by retail customers through the GHT Direct Program, and (2) resale of products by the Member to the retail customer.
1. GHT DIRECT PROGRAM a) General Members may provide their retail customers with a GHT Direct Retail Order Form and instruct those customers to place orders directly with the Company. For this type of transaction, the Company will charge the retail customer the suggested retail price. b) Tax on GHT Direct Orders
Retail customer orders placed through GHT Direct are considered to be direct mail orders. As such, sales tax is applicable only to California residents. The sales tax rate is the rate that currently applies at the Company's office. c) 30
Day GHT Direct Retail Unconditional Guarantee All Global Health Trax products are covered by a retail customer thirty-day full money back guarantee. The GHT
Direct retail customers' guarantee is: "If you are not completely satisfied with a Global Health Trax product, call Member Services within 30 days of the original purchase to arrange for exchange or full cash refund. You must call
Global Health Trax before returning any product." See "Product Returns" for additional information.
2. RESALE BY MEMBERS a) General All Members may purchase products from the
Company at wholesale prices and resell products to customers without administrative assistance from the Company. For this type of transaction, the
Company may suggest to Members what it believes to be a desirable retail price
(suggested retail price), but Members are free to sell products at any price.
Members must provide each retail customer with a completed Retail Sales Receipt at the time of sale. b) Tax on Resale Products When reselling products to customers, Members are responsible for collecting and remitting any applicable tax to the appropriate taxing authority. However, Members who reside in certain states may fulfill this responsibility by paying tax on the suggested retail price at the time they purchase products from the Company. See also "Member
Business Practices: Sales and/or Use Tax." c) 30 Day Member Retail Unconditional
Guarantee All Global Health Trax products are covered by a retail customer thirty-day full money back guarantee. The following is the text of the guarantee that applies to these transactions: "If you are not completely satisfied with a
Global Health Trax product, return the product and original sales receipt to your Global Health Trax Independent Member within 30 days of the original purchase for exchange or full cash refund." Retail customers have the right to request their Member to either exchange the product or to refund the full purchase price plus any sales tax paid. The Member must comply with the customer's request quickly and courteously. Any Member who does not honor the above retail customer guarantee will be subject to termination. At the time the
Member makes a customer exchange or refund, the Member must collect the unused portion of the product, or the empty bottle, from the customer. The Member should then immediately call the Company to arrange for any applicable reimbursement. Do not ship products or empty bottles to Global Health Trax until after you have been given a Product Return Authorization Number by Member
Services. The Company will not accept delivery of your See "Product Returns" for
3. RETAIL SALES REQUIREMENTS RULE The Company sales and marketing program is based upon retail sales to the ultimate consumer. Every aspect of the program is designed to assist our Members in the marketing of fine products and services to the general consuming public. In furtherance of these policies, the Company has adopted specific rules on retail sales and retailing referenced as the Company
Retail Rule. In the interest of protecting the consumer and the opportunity of its Members, the Company enforces this rule through a verification program. a)
Company Retail Rule Although the primary function of the Company is to sell products to the general consuming public, the Company realizes that its Members may wish to purchase product for personal or family use in reasonable amounts.
For this reason, the Company defines a retail sale to include sales to nonparticipants, as well as purchases for personal or family use in reasonable amounts, which are not made solely for purposes of qualification or advancement.
This is a standard followed by leading direct selling companies. Notwithstanding this policy, the Company, in order to specifically further retail selling, has adopted a requirement that a Member will not be eligible for bonuses or overrides unless he or she has made at least 5 sales per month to nonparticipant retail customers. b) Retail Sales Rule Audit Verification Program In its effort to support and enforce the retail sales rule, the Company on a quarterly basis will conduct random audit verification follow-ups. Representatives of the
Company will contact Members to further verify compliance with the Policies &
Procedures 8 retail sales rule. Members should maintain records and be prepared to assist Company representatives in their task.

G. ENROLLING & SPONSORING 1. ENROLLER REQUIREMENT Every Member must have an
Enroller and a Sponsor.
2. RIGHT TO ENROLL All Members have the right to enroll other Members into the
Company's programs. A Retail Customer cannot be an Enroller.
3. RECOGNITION OF ENROLLER Every person has the ultimate right to choose his/her own Enroller. If two Members should claim to be the Enroller of the same new
Member, the Company shall regard the first application received by the corporate home office as controlling. If a new Member feels they were mislead in any way to enroll with an enroller they did not intend to enroll with, the enrollment shall be considered an "unethical enrollment." a) General Rule As a general rule, first Member to meaningfully work with a prospective Member has first claim to sponsorship. However, this is not necessarily controlling. Basic tenets of common sense and consideration should govern. b) Convenience For our Member's convenience, the Company provides various methods of registering new Members, including internet and facsimile registration. A complete application, which includes all appropriate information and signature, is required to enroll a
Member. Incomplete applications are considered "intended" registration only. It is the responsibility of the enrolling Member to provide delivery of the completed and signed New Member Application if the Enroller is to expect recognition as the
4. NO COMPENSATION FOR ENROLLING No Member will be compensated for enrolling other Members. The sale of Company products to the ultimate consumer is the basis of the Company's Compensation Plan and must be emphasized in all recruiting presentations.
5. ENROLLER AND SPONSOR RESPONSIBILITIES There is no "magic" involved in the
Company or in any business. Those who enroll many new Members but who do not help new Members develop their business meet with limited success. Therefore, a responsibility of Enrollership and Sponsorship is to work with new Members to help them learn the business and to encourage them during the critical early months. Enrollers and Sponsors have a responsibility and obligation of performing a bona fide supervisory, distributing and selling function in the sale or delivery of product to the ultimate consumer and in the training of those enrolled and sponsored. Members must have ongoing contact, communication and management supervision with his or her sales organization. Examples of such supervision may include, but are not limited to: newsletters, written correspondence, personal meetings, telephone contact, voice mail, electronic mail, training sessions, jointly sponsoring booths or tables at fairs or trade shows, assisting a Member at an appointment with a prospect, assisting the
Member in generating prospect leads, accompanying individuals to Company trainings and sharing genealogy information with those sponsored. Members should initially direct any questions concerning their Global Health Trax business to their Enroller and Sponsor. Should this prove unsatisfactory, the questions should then be directed to the immediate upline. Enrollers and Sponsors should ensure that new Members understand the Company's products and how to effectively make sales. The independence of each Member must be respected, and the Enroller and Sponsor must not attempt to push or force sales performance. However, the offer of rewards for achievement is totally acceptable. If requested, Enrollers and Sponsors must be able to provide evidence to the Company, semiannually, of ongoing fulfillment of Enroller and Sponsor responsibilities. Failure to provide proper training, communication, and management supervision may result in the loss of Enroller and Sponsor rights and possible termination.
6. TRANSFER OF ENROLLERSHIP Maintaining the integrity of the enrollment process and of the downline sales organization is critical to the success of the Member and the Company. As such, the Company strongly discourages the transfer of a
Member from one Enroller to another or from one Sponsor to another. Prior to the signing of the New Member Application, the Enroller and new Member should both review the document for correctness. Transfers will generally be approved in four (4) circumstances only: (1) In the case of unethical enrolling by the original Enroller. In such cases, the Company will be the final authority. (2)
With the written approval of the immediate five (5) upline sponsors and the
Enroller. (3) Resigning from the Company entirely and waiting three (3) months to reapply under a new Enroller. (4) An error in processing by the Company. A transfer will result in the forfeiture of the transferee's downline sales organization. In addition, the Company will charge the transferring Member a
$25.00 transfer fee. However, if the Company judges, in its sole official enrolling Member. Policies & Procedures 9 discretion that the original enrollment was unethical, or processed incorrectly, the Member will be transferred with his/her downline sales organization intact, except for those who would be cross-line to their Enroller, and without liability for the transfer fee.
7. NO INVENTORY REQUIREMENT Enrollers and Sponsors are not required to carry inventory of products or sales aids for new Members. Enrollers who do so, however, find building a major sales organization much easier because of the decreased response time in meeting a new Member's needs.

H. ORDERING 1. GENERAL INFORMATION There is no minimum order requirement.
Internet orders placed on each Member's personal website are preferred. The
Company is not responsible for delayed or lost mail, illegible or unreceived faxes, internet order loss or garbled transmission, declined payments on checks or credit cards, incomplete order forms or incorrect payments. All Members should place their orders directly with the Company. Since commissions and bonuses are calculated only on purchases directly from the Company, it is inadvisable to purchase products from another Member. However, to fill a pressing need, a Member may purchase or borrow products from other Members. It is recommended that Members use their upline Members for this purpose. If a
Member purchases products from another Member, no commissions or bonuses will be paid on the purchase. If a Member borrows products from another Member, the
Company recommends that the borrowing Member immediately send an order to the
Company for replacement products to be shipped directly to the loaning Member.
In this manner, no commission requirements are negatively affected, and the
Member has satisfied the immediate need. To help Members avoid serious tax consequences, it is strictly forbidden to place orders under one Member's name and request shipment to another Member's address. An exception to this rule is allowed if a minimal order (under 75 BV) is placed in the an inactive member by their upline in order to qualify the upline for rank or rank advancement. Abuse of this policy is ends or termination. Cumulative purchases during the first six months are limited to less than $500 in Georgia, Louisiana, Indiana and
Michigan. See specific addenda to Member agreement for specific states as to statutory purchasing limitations, buy back rules and other restrictions, disclosures and additional Member rights and responsibilities.
2. ELIGIBILITY The Company will accept orders from a Member for products and/or sales aids after a valid New Member Application has been submitted to and accepted by the Company and the new Member has paid the annual Member fee. The
Company will accept orders from a retail customer for products when the order is placed on a GHT Direct Retail Order Form, the GHT Direct website or other means provided to the GHT Direct Customer.
3. ORDER FORMS Only official Company order forms will be accepted unless otherwise specified. Photocopies and fax copies are accepted.
4. BACK ORDERS The Company's policy is to fill and ship all orders in a timely manner. In the event that any products or sales aids are temporarily out of stock, Members will receive a "Back Order" notice on their invoice or packing slip. All back-ordered products will be shipped, at no additional cost, as soon as the products become available. Commission and bonus credit will be given in the pay period in which payment for the original order was received by the
Company. Generally, the Company will not accept orders for any product or sales aid that is not currently in stock.
5. SALES VOLUME QUALIFICATION BY ORDER TAKING As with other leading direct selling companies, the company has adopted minimum personal and group sales volume requirements. With respect to tangible products, which may be offered for purchase for resale, minimum sales volume requirements may also be fulfilled by taking orders from retail customers which will be fulfilled or drop-shipped by the company directly to the retail customer.
6. 70 PERCENT RULE The Company recognizes that Members may wish to keep a small inventory for customers who prefer a point of purchase delivery. However,
Members must not purchase products in unreasonable amounts in order to receive commissions or bonuses or to fulfill the retail sales rule. As a consumer safeguard, of the utmost importance to the company, is the policy that Members should purchase products in commercially reasonable quantities, and under no circumstances may Members cause others to purchase products in amounts that are not reasonably expected to be sold to the consuming public or in unreasonable amounts for personal or family use. In furtherance of these policies, the company has adopted specific rules referenced as the company 70 percent rule. In the interest of protecting the consumer and the opportunity of its Members, the company enforces this rule. a) 70 Percent Rule As with other leading direct selling companies, the company has adopted a 70 percent rule. Under this rule, company Members may not order additional product unless they have sold or used for personal or family use at least 70 percent of previously purchased inventory-type product. Policies & Procedures 10 b) 70 Percent Rule Audit
Verification Program In its effort to support and enforce the 70 percent rule, the company on a quarterly basis will conduct random audit verification follow-ups. Representatives of the company will contact Members to further verify compliance with the 70 percent rule. Members should maintain records and be prepared to assist company representatives in their task. By the act of placing an order, Members certify that seventy percent (70%) of all previously ordered products has been sold to a retail customer or personally consumed.
Buildup of large amounts of unsold inventory is strictly prohibited and is grounds for termination. Encouraging other Members to stock large inventories of products is also grounds for termination.

I. PAYMENT 1. GENERAL INFORMATION No orders will be shipped without prior payment. C.O.D. orders are not accepted. All payments must be for the full amount of the order. Separate payment must be included for each order submitted.
DO NOT SEND CASH.
2. METHOD OF PAYMENT a) Check or Money Order All personal checks, money orders, or cashier's checks must be payable to "Global Health Trax." Members and GHT
Direct retail customers who pay by personal check, money order, or cashier's check must mail the completed form and accompanying payment to the Company. Do not electronically transmit the order form; it will not be processed. b) Credit
Card Members and GHT Direct retail customers may use a credit card to pay for any order. Credit card orders normally must be shipped to the cardholder's billing address. Members should be aware of the quality of products, costs, and their contractual obligations and, therefore, maintain a greater responsibility than an average consumer when ordering on a credit card. Members agree that any order returns, refunds, or exchanges will be done through Global Health Trax. c)
Check Draft (EFT) Members and GHT Direct retail customers may use a check draft to pay for most orders. With a check draft, the Company is authorized to debit a specific bank account. The Company may require a minimum order amount for payment by check draft. All orders paid by electronic bank draft and check orders will be shipped within ten business days of your order to allow time for them to clear the bank.
3. INVALID OR DECLINED PAYMENTS If any credit card, personal check, or check draft payment is declined or returned unpaid for any reason, the order will not be processed. Additionally, the Member or GHT Direct retail customer will be charged an invalid payment fee. This fee is $20.00 for the first invalid payment in any 12-month period, $25.00 for the second invalid payment and $35.00 for the third invalid payment. If a Member has a payment method on file with the Company
(for auto orders), the invalid payment fee will automatically be charged to that payment method. In all other cases, the invalid payment fee will be billed and/or deducted from current or future commissions and bonuses due the Member.
On the third decline/return of the same payment type, Members may lose the right to use that payment method for 12 months and may be subject to termination. On the third decline/return of the same payment type, GHT Direct retail customers may lose the right to place orders with the Company. Any uncollected amounts owed by the Member may be deducted from current or future commissions and bonuses. Failure by a Member to resolve any outstanding payments within thirty
(30) days of notification is grounds for termination and will subject the Member to legal collection action. Failure by a GHT Direct retail customer to resolve any outstanding payments within thirty (30) days of notification will subject that person to legal action. Members are not at risk for invalid payments made by their GHT Direct retail customers. If payment for a Member or GHT Direct order is discovered to be uncollectible after commissions and bonuses have been paid on the order, those commissions and bonuses will be charged back to the upline Members.

J. SHIPPING
1. CARRIER Various carriers may be used from time to time. Allow 7-14 days for delivery.
2. COST The Company's goal is to provide Members with the most economical but reliable and efficient shipping possible. Members are responsible for all shipping costs associated with their order including insurance or express fees if necessary and may, from time to time, be charged more than the published shipping charges due to individual circumstances relating to a particular order.
3. SHIPPING TIME The Company's goal is to ship all orders within twenty-four
(24) hours of receipt of verified funds, excluding holidays and weekends. The
Company will use its best efforts to meet this goal.
4. SHIPPING DISCREPANCIES If the products you receive do not match the products listed on the shipping invoice, immediately call Member Services to report the shipping discrepancy and receive a Product Return Authorization Number. Do not send items back to the Company without a Product Return Authorization Number
-they will not be accepted. You may also be required to file a written report or form. Failure to notify the Company of a shipping discrepancy within fifteen
(15) days of receipt Policies & Procedures 11 of the order will cancel your right to request a correction.
5. DAMAGED GOODS If a shipment arrives in a damaged condition, immediately call
Member Services to report the damaged goods and receive a Product Return
Authorization Number. Do not send items back to the Company without a Product
Return Authorization Number - they will not be accepted. You may also be required to file a written report or form. Failure to notify the Company of a damaged order within fifteen (15) days of receipt of the order will cancel your right to request a correction.
6. SHIPPING ADDRESS The Company normally ships to street addresses, which allows a choice of carriers and shipping services. However, if necessary, the Company will ship to post office (P.O.) boxes or to General Delivery destinations. All orders shipped by U.S. mail to post office box or General Delivery destinations are shipped at the Member's own risk.
7. LOST ORDERS OR CHECKS If you believe an order or check is lost in the mail, immediately call Member Services. After the Company verifies that the order or check was lost during shipping, a replacement will be sent at no extra charge.
Allow fifteen (15) business days for this verification. This replacement policy does not apply to orders sent by U.S. mail to post office box or General
Delivery destinations
8. TRANSFER OF TITLE Title to the contents of any shipment passes from Global
Health Trax to the purchaser at the time the shipment leaves the Company's distribution center.
9. PERFORMANCE DELAYS When performance delays are caused by circumstances beyond the control of the Company or the Member, neither the Company nor the Member will be held liable for such delays. This includes, without limitation, strikes, labor difficulties, riots, war, and fire, and death, curtailment of the affected party's usual source of supply, or government decrees or orders.

K. PRODUCT RETURNS Do not send items back to the Company without a Product
Return Authorization Number. The Company will not accept delivery of your package without this number. Do not send items back to the Company C.O.D. The
Company will not accept C.O.D. packages. For incorrect orders, see "Shipping:
Shipping Discrepancies." For damaged orders, see "Shipping: Damaged Goods."
1. GENERAL Before returning any items to the Company, for any reason, both
Members and GHT Direct retail customers must call the Company to request approval and receive a Product Return Authorization Number. You may also be required to file a written report or form. The Product Return Authorization
Number must appear on the exterior of each shipping package. The Company will not accept delivery of packages without this number. The returned items must be sent to the Company, freight prepaid, within seven (7) days of receiving the
Product Return Authorization Number. After seven (7) days, the Product Return
Authorization Number expires and the right to return the items is lost and no return will be processed. It is strongly suggested that packages be sent to the
Company "return receipt requested." In the event that a package does not arrive at the Company, the sender is responsible for providing proof that it was sent.
If your package is lost and you do not have valid proof of shipment, your return will not be processed.
2. MEMBER RETURNS Member returns are allowed under the following conditions
ONLY: a) Member First Order Products and sales aids purchased as the Member's first order with the Company or the first time the Member has ordered a particular product or sales aid are covered by a full unconditional thirty-day money back guarantee. Shipping charges are not refundable. The Member must call the Company for a Product Return Authorization number within 30 days of the date of their Membership and comply with all of the requirements as specified for returns. b) Upon Termination Upon Termination, whether involuntary or voluntary, if the independent Member has purchased products or sales aids while the Member agreement was in effect, all unencumbered products in a resalable condition then in possession of the independent Member, which have been purchased within 12 months of cancellation or termination, shall be repurchased with the exception of any products or sales aids purchased on "sale," "discounted," "2 for 1
Specials," "Pop Packs" or any other promotional pricing. Products with obsolete labels, broken safety seals, or that are damaged or unsalable for any reason will not be repurchased. Obsolete or damaged sales aids will not be repurchased.
Products that will expire within 120 days will be considered unsalable and will not be repurchased. Although Members have up to one year following termination to request a repurchase, the likelihood that items will still be in a resale condition decreases with time. Members should refrain from placing excessive orders in order to avoid returns upon termination. The Company will honor statutory mandated buy back requirements of every jurisdiction. The repurchase price will be the original cost to the Member returning the products, less a 10%
restocking fee, less the original shipping charges, less any commissions/bonuses paid to any Member on the original purchase, less any other appropriate setoffs and legal claims. Allow thirty (30) days from the date of receipt for processing. Commissions and bonuses paid to upline Members on sales for which
Policies & Procedures 12 the Company later gives a refund will be charged back to those upline Members. c) Member Exchanges Members may exchange products they have already purchased for other products. The exchange will be based on the
Bonus Volume of the exchanged product less 10% of the wholesale price restocking fee. A Bonus Volume for Bonus Volume exchange will be allowed if the returned product is in resalable condition as defined in these Policies and Procedures.
There will be no credits issued for unused Bonus Volume in the exchange.
3. CUSTOMER RETURNS a) GHT Direct Returns Retail customers who place orders through GHT Direct may return any product to the Company within thirty (30) days of the original purchase for exchange or full cash refund. Please advise your
GHT Direct retail customers to call Customer Service before returning any product. To expedite the return, the original invoice and/or packing slip should be included with the returned products sent to the Company. After verifying the return, the Company will issue an exchange or full cash refund to the GHT Direct retail customer. Allow thirty (30) days for the exchange or refund to be processed. Members should not make a refund to a GHT Direct retail customer and then request reimbursement from the Company. All GHT Direct retail customer refunds will be made only to the customer. See also "Retail Sales." b) Resale
Product Returns Retail customers who purchase products directly from a Member may return any product to the Member within thirty (30) days of the original purchase for exchange or full cash refund. At the time the Member makes a customer exchange or refund, the Member must collect the nused portion of the product, or the empty bottle, from the customer. The Member should then immediately call the Company to report the return and receive a Product Return
Authorization Number. The Member must include a copy of the original Retail
Sales Receipt with the returned products sent to the Company. After the return has been verified, the Company will send a replacement product, postage paid, directly to the Member. Allow thirty (30) days for the replacement to be processed. Failure to notify the Company of a customer return within fifteen
(15) days of receipt of the return will cancel a Member's right to request a replacement product. A Member who issues a refund after the allowed thirty-day guarantee period will not be entitled to any replacement or reimbursement from the Company. See also "Retail Sales."

L. MEMBER BUSINESS PRACTICES
1. INDEPENDENT CONTRACTOR BUSINESS RELATIONSHIP All Members are independent contractors whose success or failure depends upon their individual, independent efforts and are not to be considered purchasers of a franchise or an exclusive territory. The Agreement between the Company and its Members does not create an employer/ employee relationship, agency, partnership, or joint venture. Members and their agents and employees are not employees, agents, joint venturers, franchisees, or legal representatives of Global Health Trax, of the Member's immediate Enroller or Sponsor, or of any other upline Members in the system.
Members may not imply or represent employment or agency relationships in any manner, including verbal representations, printed material or deceptive actions.
Neither the Distributors, their agents and employees, nor Global Health Trax shall have any right to enter into a contract or commitment on behalf of, or as a representative of, the other or to bind the other in any way whatsoever.
Global Health Trax Members are responsible for any and all expenses which result from their business operations both inside and outside their residence, for setting and scheduling their own hours of work, and for determining their own methods of sale in compliance with the Agreement and applicable federal and state laws. hold Global Health Trax harmless against and from any claim, demand, liability, damage, loss, or expense (including but not limited to reasonable attorney fees) arising or alleged to arise in connection with or resulting from the Member's operations and business practices. In the conduct of its business, the Member shall safeguard and promote the reputation of the products of the
Company and shall refrain from all conduct which might be harmful to such reputation of the Company or to the marketing of such products or be inconsistent with the public interest, and shall avoid all discourteous, deceptive, misleading, unethical or immoral conduct or practices.
2. COMPLIANCE WITH ALL APPLICABLE INCOME TAX AND OTHER TAX LAWS The Member
understands that IRS Form 1099 will be issued by the Company, as required, reporting the total amount of bonuses, commissions, and awards paid to the
Member if over $600 during each calendar year. Additionally, the Member understands that IRS Form 1099 will be issued by the Company in the event the
Member purchases or sells more than $5,000 in wholesale volume regardless of the amount of commissions, bonuses and awards earned by the Member. The Member is an independent contractor and, as such, the Company does not deduct any personal taxes from commissions or bonuses. The Member is solely responsible for the reporting of total IRS Form 1099 income on the Member's income tax returns and is solely responsible for the payment of any taxes, including but not limited to self-employment social security tax Policies & Procedures 13 (FICA), federal unemployment tax (FUTA), income tax, state unemployment tax, or any other similar tax which may be created out of the Member's independent contractor status. The Member agrees to pay all taxes, including sales and/or use tax, acquire any and all licenses and pay any fees that may be required by federal, state, and local jurisdictions and statutes, and adhere to any laws governing such independent contractor status.
3. SALES AND/OR USE TAX All Global Health Trax products maybe subject to sales and/or use tax depending on location. The Member is solely responsible for collecting and remitting any applicable tax to the appropriate taxing authority.
However, to alleviate this paperwork burden, the Company may, at its sole discretion, make arrangements with specific states to collect and remit sales and/or use tax on behalf of the Members. When such an arrangement exists with a state, the Company will automatically collect and remit tax on all orders shipped to that state. The Company will collect and remit the tax based on the full suggested retail price as required. Members who wish to personally collect and remit sales and/or use tax for their orders must submit a copy of their
Sales Tax License or Sales Tax Exemption Certificate to the Company. The Company
will not collect tax on Member orders shipped to states, or other locations, which have not established a sales and/ or use tax arrangement with the Company.
For orders to those areas, the Member must collect and remit applicable tax directly to the appropriate taxing authority. Members will need to contact the taxing authority to determine the correct tax rate and base. Members must not collect excessive sales tax from their customers. Deliberately over-charging customer sales tax is grounds for termination and may subject the Member to legal action.
4. CONFIDENTIALITY AND NONDISCLOSURE The Company will periodically supply data processing information and reports to the Member that provide information concerning the Member's downline sales organization, product purchases and product mix. Member agrees that such information is proprietary and confidential to the Company and is transmitted to the Member in confidence. Nondisclosure of any and all information regarding the Member's upline and downline is understood to be a part of these Policies and Procedures. The Member agrees that he or she will not disclose any information regarding their upline or downline to any third party, either directly or indirectly, nor use the information to compete with the Company, directly or indirectly, either while a Member or after termination. The Member and the Company agree that, but for this agreement of confidentiality and nondisclosure, the Company would not provide the above confidential information to the Member. Violation of this nondisclosure and trust will lead to termination of the Agreement and may subject the Member to legal action.
5. VENDOR CONFIDENTIALITY The Company's business relationship with its vendors, manufacturers and suppliers is confidential. A Member shall not contact, directly or indirectly, or speak to or communicate with any representative of any supplier or manufacturer of the Company except at a Company sponsored event at which the representative is present at the request of the Company. Violation of this regulation may result in termination and possible claims for damages if the vendor/manufacturer's association is compromised by the Member contact.
6. REPRESENTATIONS MADE BY MEMBERS a) Truthful and Fair Members must truthfully and accurately describe the Company, the Company's products, income potentials and the Compensation Plan in all discussions with other Members, prospective
Members, ultimate consumers, and the general public. b) Product Claims and Hold
Harmless Members shall make no claims for any of the Company's products other than those found in current Company literature or on current Company labels.
Members shall refrain from making all other claims including but not limited to diagnostic statements about a person's health, medicinal value of Company products, advice as to a person's current medications, prescriptive representations, or therapeutic or curative properties of Company products. The
Member shall indemnify and hold Global Health Trax harmless against and from any claim, demand, liability, damage, loss, or expense (including but not limited to reasonable attorney fees) arising or alleged to arise in connection with or resulting out of any representation made by the Member in connection with product claims in violation of this section. Members shall defend at their own expense any action brought in connection with such a claim. c) Compensation Plan
Members shall not falsify, misstate, or omit significant material facts about the Company's Compensation Plan. Members shall make it clear that no compensation will be received for recruiting additional Members and that compensation is based solely upon sales of the Company's products. d) Income
Claims No income claims, income projections or income representations may be made to prospective Members. Obviously, any false, deceptive or misleading claims regarding the opportunity or product\service are prohibited. In their enthusiasm, Members are occasionally tempted to represent hypothetical income figures based Policies & Procedures 14 upon the inherent power of network marketing as actual income projections. This is counter-productive, since new
Members may be quickly disappointed if their results are not as extensive or as rapid as a hypothetical model would suggest. The Company believes firmly that the income potential is great enough to be highly attractive in reality without resorting to artificial and unrealistic projections. Members shall make it clear that a prospective Member can expect to be successful only through hard work and sustained effort. Examples are permitted to illustrate how the Company's
Compensation Plan works if they are presented as only examples and any relevance to anticipated success is disclaimed. e) Franchises or Territories No franchise or exclusive territory exists or can be sold as part of the Agreement or the
Compensation Plan. This does not prohibit the Company from establishing distribution points and other development and operation centers. f) Regulatory
Agencies Members shall not state or in any way imply that the Attorney General's
Office, Better Business Bureau, Food and Drug Administration, or any other federal, state, or local regulatory agency has approved or endorsed any of the
Company's products or plans g) Telephone Answering Members are prohibited from answering the telephone in any manner that would give callers the impression that they have reached the corporate office of the Company Members are prohibited from representing in any manner that they work for, or in, the corporate office of the Company. Specifically, Members may not answer "Global
Health Trax" in any form. h) Repackaging Company policy and the labeling laws of state and federal agencies prohibit Members from re-packaging or relabeling any
Company products for sale.
7. PROHIBITED RECRUITING Members shall not sell to other Company Members, other than personally enrolled Members, non-company products or in any way promote to such Company Members opportunities in marketing programs of other companies.
Such admissible promotion to designated personally enrolled Members may not take place using any Company sponsored materials including but not limited to Company sponsored board rooms, chat rooms or on Company provided conference lines or on the occasion or at the place designated for or associated with a company business opportunity meeting or company-related activity. Failure to comply with this policy shall result in termination.

M. ADVERTISING AND USE OF COMPANY NAME
The name of the Company and other names as may be adopted by the Company are proprietary trade names and trademarks of the Company. As such, these marks are of great value to the Company and are supplied to Member for Member's use only in an expressly authorized manner. Member agrees not to advertise the Company product in any way other than the advertising or promotional materials made available to Member by the Company. Member agrees not to use any written, printed, recorded or any other material in advertising, promoting or describing the product or the Company marketing program, or in any other manner, any material which has not been copyrighted and supplied by the Company, unless such material has been submitted to the Company and approved in writing by the
Company before being disseminated, published or displayed.
1. PROMOTIONAL MATERIALS AND HOLD HARMLESS The Member, as an independent contractor, is fully responsible for all of his or her verbal and written statements made regarding the product and marketing program which are not expressly contained in writing in the current Member agreement and advertising or promotional materials supplied directly by the Company. Member agrees to indemnify the Company and hold it harmless from any and all liability including judgments, civil penalties, refunds, attorney fees, court costs or lost business incurred by the Company as a result of Member's unauthorized representations.
2. REPRODUCTION OF MATERIALS Members may not produce, reproduce, promote, or use materials of any kind that describe the Company's names, programs, or products, or use its copyrights, designs, logos, trade names, trademarks, etc. without the
Company's prior written permission unless such materials are obtained from the
Company or are in compliance with current Company guidelines. Members may produce motivational or instructional materials emphasizing techniques, providing such materials do not make unauthorized representations and do not include the Company name or logo. All Company materials, whether printed, on film, produced by sound recording, or on the internet, are copyrighted and may not be reproduced in whole or in part by Members or any other person except as authorized by the Company. Permission to reproduce any materials will be considered only in extreme circumstances. Therefore, a Member should not anticipate that approval will be granted. A Company Member may not produce, sell or distribute literature, films or sound recordings which are deceptively similar in nature to those produced, published and Policies & Procedures 15 provided by the Company for its Members. Nor may a Member purchase, sell or distribute non-company materials which imply or suggest that said materials originate from the Company. A Company Member may not produce, use or distribute any information relative to the contents, characteristics or properties of
Company product which has not been provided directly by the Company. This prohibition includes but is not limited to print, audio or video media.
3. ADVERTISING COPY Members may only use Company approved advertising copy.
Examples of Company approved advertising copy include statements made in Company sales aids and Member created advertising copy that has already received written approval from the Company. All advertising copy, direct mailing, internet, radio, TV, newspaper and display copy must be approved in writing by the Company prior to publication, dissemination or display with the exception of blind ads where no reference is made to the Company name or product name.
4. NO CLAIMS No claims as to therapeutic or curative properties about the products may be made except those officially approved in writing by the Company or as contained in the official Company literature. In particular, no Member may make any claim that the Company products are useful in the treatment or cure of any disease. Such statements can be perceived as medical claims. Not only is this totally against Company policy, but it is also against the laws governed by the United States Food and Drug Administration. See also "Product Claims and
Hold Harmless"
5. SALES AND DISPLAYS IN RETAIL ESTABLISHMENTS Sales and displays in retail establishments within the requirements of the Policies and Procedures are permitted providing the manager or owner of the retail establishment is a
Member.
6. FAIRS, SHOWS, AND HEALTH EXPOS Members may participate in any kind of professional or organized exposition or show for the purpose of distributing literature and selling the Company's products. Company products and the opportunity are the only products offered in the trade show booth. Only Company produced or approved marketing materials may be displayed or distributed.
7. MEDIA APPEARANCES No Member may use television, radio, newspapers, or other media to personally promote or discuss the Company or its programs. All inquiries for media interviews must be referred to the Company. This does not prohibit Members from using Company-approved advertising copy. This policy is to assure accuracy and consistent public image.
8. USE OF COMPANY NAME BY MEMBERS Member use of the name Global Health Trax is restricted to protect the Company's proprietary rights. Use of the Company's name or logo on buildings, vehicles, signs, and so forth must be according to
Company instructions, formats and/or materials, must be kept in visually attractive condition, and normally must be in the following format: (Member's
Name) Global Health Trax "Independent Representative" or "Independent
Consultant" No more than two lines of blank space may appear between these lines and the name of the company
9. LETTERHEAD AND FORMS Members may not use the Company name on any written forms, documents, or letterhead without stating "Independent Representative" or
"Independent Consultant" thereon. Members may not use forms, documents, or letterhead that state "Global Health Trax" to promote any other products or services. Member letterhead, envelopes, and business cards that bear the Company name or logo must be printed using the instructions provided by the Company. To ensure a professional appearance, Members are urged not to photocopy letterhead, envelopes, or business cards.
10. PROMOTIONAL ITEMS All promotional items which bear the Company's name or logo must be purchased from the Company or be in compliance with current Company policies. The only exceptions are imprinted gift items such as pens, key chains, buttons, or other items found in a standard promotional gift items catalog.
These kinds of items must not include the Company's symbol or logo, but rather they must be inscribed as follows: Compliments of "your name" Global Health Trax
"Independent Representative" or "Independent Consultant" (Member's name, address, and/or telephone number are optional.) No more than two lines of blank space may appear between these lines and the name of the company.
11. TELEPHONE DIRECTORY All Members may list their own name in the white pages of the telephone directory followed by the words "Global Health Trax
"Independent Representative" or "Independent Consultant." All Members may list their name in the yellow pages of the telephone directory under the appropriate classification only as follows: Global Health Trax "Independent Representative"
or "Consultant" (Member's name, address and telephone number) No more than two lines of blank space may appear between these lines and the name of the company.
Policies & Procedures 16 All Members may place telephone directory display advertisements. However, only Company-provided or Company-approved layouts may be used.
12. DIRECT MAIL AND E-MAIL Only materials that have been created by the Company or that have the Company's written authorization may be used in direct mail and
e-mail solicitations. Spamming, the sending of unsolicited e-mail, and fax-blasting, the faxing of unsolicited facsimiles, are strictly prohibited and grounds for termination.
13 . TELEPHONE SOLICITATION The use of the Company's name or copyrighted materials may not be made with automatic calling devices or "boiler room"
operations either to solicit Members or retail customers. The use of these methods in ways that are legal and are the equivalent of the "blind ads" alluded to above cannot be regulated by the Company.
14. INTERNET AND WEBSITE POLICY The Company maintains an official corporate website and each Member is given a personalized web site for their use. Members are allowed to advertise on the internet through their approved Company websites that can be personalized with the Member's message and the Member's contact information. These websites are directly controlled by the Company, giving the
Member a professional and company approved presence on the internet. Only these approved websites may be used by Members. No Member may independently design a website that uses the names, logos, or product descriptions of the Company without written permission from the Company. Members are prohibited from displaying a website that would give visitors the impression that they are viewing the corporate website. A Member may not use "blind" ads on the internet making product or income claims which are ultimately associated with Company products or the Company's compensation plan. Any person using Company names, logos, trademarks, etc. on the internet or any other advertising medium, except as permitted by Company Policies and Procedures, shall be subject to immediate discipline, including termination of Member status.
15. VIOLATION OF ADVERTISING POLICIES
Violators of any of the Policies and Procedures relating to advertising or to the use of the Company's name(s) and logo(s) may be required by the Company, at the Company's sole option, to correct the violations in whatever manner the
Company deems necessary. Such corrective measures include but are not limited to disconnection of telephone numbers without benefit of a referral number, cancellation of advertising, removal of signs, and destruction of noncomplying literature. The Membership may be terminated, and offending Members shall be liable for any damages sustained by the Company, as well as any other penalties imposed through legal action.

N. COMPANY WARRANTIES AND  EPRESENTATIONS
1. GENERAL WARRANTIES Global Health Trax warrants that it shall abide by the doctrines of good faith and fair dealings at all times. When Company approval is required for any provision, as stated herein, the Company shall not unreasonably withhold that approval. Global Health Trax warrants that it shall make no amendments and/or changes to the Agreement that are in bad faith. Global Health
Trax warrants that all involuntary terminations shall have the right of appeal.
The Member shall have the right to appeal the proposed termination, as stated
herein, as well as the right to cure the violation. This does not mean, however, that the Company relinquishes its right of sole discretion to terminate a
Member.
2. PRODUCT WARRANTY
All Global Health Trax products are warranted upon delivery to conform to the applicable published specifications and to be free from defects in material and workmanship under normal use for a period for twelve (12) months from delivery.
Should a product not be as warranted, the Company's obligations shall be at its option to replace or repair the product without cost to the Member. No warranty shall extend to any products which have been subject either to misuse, detrimental exposure, accident (including during shipment), or improper handling, storage, or modification. The Company makes no other warranties, express or implied, including but not limited to the implied warranties of merchantability and fitness for a particular purpose. Except as herein stated, the Company shall not be liable for any damages or for the breach of any warranty, express or implied, or for any other obligation or liability on account of the product covered by the Agreement. The Member waives any right, extending beyond the foregoing warranty, to make a claim for negligence by the
Company or its suppliers in design, material, workmanship, or otherwise.
3. REPRESENTATIONS MADE BY THE COMPANY
The Member agrees that the Company has made no representations to the Member with regard to any guaranteed performance or sales of the Company's products or as to the suitability of the location of the Membership. The Member has been advised and understands that no estimate or projection of earnings for an individual Member is possible. It is expressly agreed between the parties that the results or performance of the Member in operating the Membership are matters strictly within the total control of the Member. The Member agrees that the
Company has made no representations to the Member with regard to the number of
Members that will be enrolled in Policies & Procedures 17 any particular downline. The Member understands that the more successful he or she and the
Company become, the more difficult it will be to continue to build a strong organization. As the organization continues to develop as planned, it becomes effectively impossible to find new candidates for the lower levels. In addition, later participants will always have a lesser probability of success than earlier participants will. For example, if an initial participant had a one-in-ten chance of recruiting five new Members, then a later participant has a chance that is less than one-in-ten, a chance decreased precisely by the success of the first participant and his or her contemporaries. In like manner, because terminated Members are effectively removed from the pool of potential recruits, the success of the remaining participants decreases the opportunity for success of those who subsequently enroll. The Member understands that the longer the
Company has been in business, the more difficult it will be for any particular
Member to find potential recruits. The Member agrees that the Company has made no representation to the Member with regard to the number of retail customers that will be available to any particular Member. The Member understands that the longer the Company has been in business, the more likely it will be that the market for retail sales of Global Health Trax products will become saturated.
The Member agrees that the Company has made no representation to the Member with regard to rights of perpetuity for products supplied to the Company by its product manufacturers. The Member understands that the Company may or may not have an exclusive and/or time-guaranteed right to specific products.

O. JUDICIAL PROCEDURES The Member Application and Agreement Form, the Policies
and Procedures, and the Compensation Plan are collectively referred to as the
"Agreement." The Member and the Company are collectively referred to as the
"parties." 1. VIOLATIONS Although not an excuse for violation, most violations of the Policies and Procedures develop from a lack of understanding by the violating Member. Members observing a Policies and Procedures violation should point out the violation to the violating Member or bring the violation to the attention of the Member's upline. Members who observe continued violations after personal contact should report the violation to the Company in a written report that is signed by the Member. Anonymous complaints cannot be made the basis for disciplinary action. Details such as dates of violations, number of occurrences, date of personal contact, and any evidence must be included in the report. The
Company considers all complaint information confidential. Knowingly making a false complaint is grounds for termination. Any violation of advertising policies regarding the use of the Company's name(s) and/or logo(s) must be reported to the Company directly and immediately. The Company will handle all violations according to its own procedures including the use of Member network input. Adequate opportunity will be made available for the accused to respond to any violation charges.

2. POLICIES AND PROCEDURES INTEGRITY It is the responsibility and obligation of every Member to and Procedures in order to ensure fairness and equal compensation opportunities for all Members.
3. WAIVER The failure of the Company to exercise any rights stated in the Member
Application and Agreement Form, the Policies and Procedures, or the Compensation
Plan (the Agreement) or the failure of the Company to insist upon strict compliance by a Member with any obligation or provision thereunder shall not constitute a waiver of the Company's right to demand exact compliance therewith.
This is true in all cases, both specifically expressed and implied, unless an officer of the Company who is authorized to bind the Company in contracts or agreements specifies in writing that the Company waives a specific provision.
Any such Company waiver of a specific provision granted to an individual Member shall not extend to future conduct or to any other person or entity. This provision deals with the concept of "waiver," and the parties agree that the
Company does not waive any of its rights under any circumstances short of the written confirmation alluded to above.
4. PARTIAL INVALIDITY Should any portion of the Agreement (the Member
Application and Agreement Form, the Policies and Procedures, and the
Compensation Plan) or of any other instruments referred to therein or issued by the Company be declared invalid by a court of competent jurisdiction, the balance of the Agreement or such instruments shall remain in full force and effect. Further, in the place of such invalid or unenforceable provision, there shall immediately be placed another provision similar in meaning to such invalid or unenforceable provision that is modified so as to cause it to be valid and enforceable.
5. INFRINGEMENT The mark "Global Health Trax(TM)" and the marks of the Company's products are registered with the United States Patent and Trademark office. The
Member agrees to use the marks, confidential information, and trade secrets only in accordance with the terms and conditions of the Agreement and will not intentionally and/or knowingly do anything to adversely affect or impair the integrity of the marks. The Member shall promptly notify the Company of any impairment of or interference with the marks. During the term of the Agreement,
Policies & Procedures 18 Members shall use their best efforts to sustain and enhance the goodwill and prestige that the marks enjoy with the public. Should a change in a mark become necessary, the Member shall use the revised mark, and the terms and conditions of the Agreement shall apply to the use of the mark as revised, and the Agreement shall otherwise remain in full force and effect. The
Member acknowledges that it has no ownership and title to the marks. It is understood that the Member, either directly or through any other entity, shall not acquire and shall not claim adversely to the Company any right, title or interest in and to the marks, or in combination with any other term or trademark, or any such copyrights or distinctive features of the labeling used in connection with the mark. The Member acknowledges that each and every use of the marks by the Member shall at all times inure to the benefit of the Company.
The Member agrees that it shall not use the marks in its corporate or partnership name, or in its marketing or business trade name, other than to display that the Member is an authorized Independent Member of the Company's products. The Company shall indemnify and hold the Member harmless against and from any suits or judgments arising out of or in connection with the use of the marks by the Member on the Company's products and services, so long as such use is consistent with the provisions of the Agreement. The Member shall indemnify and hold Global Health Trax harmless against and from any claim, demand, liability, damage, loss, or expense (including but not limited to reasonable attorney fees) arising or alleged to arise in connection with (i) the operation of the Member's business, or (ii) any use of the marks by the Member that is inconsistent with the Agreement.
6. LIMITATION OF LIABILITY The Member and the Company all remedies afforded each by the Uniform Commercial Code, except as modified herein. If circumstances occur which may give rise to claims for damages (or the right to any other form of relief) based on contract, warranty, indemnity (including patent and trademark indemnity), negligence, or otherwise, the claiming party shall take all necessary measures to mitigate the damages or loss provided that this can be done without unreasonable cost or inconvenience. Notwithstanding any other provision of the Agreement, the total liability of the Company, including its subcontractors or suppliers, on any and all claims shall not exceed the purchase price allocable to the product that gives rise to the claim. Except as to the title, trademark and patent indemnity, any such liability shall terminate upon the expiration of the warranty period specified herein. In no event shall the
Company, or its subcontractors or suppliers, be liable for any special, consequential, incidental, indirect, or exemplary damages, including but not limited to loss of profit or revenues, loss of use of or increased expense of operation, cost of capital, or claims of the Member's customers due to added costs or losses, service interruption, or failure of supply. The Member's exclusive remedies and the Company's sole obligations with respect to delays, defects or non-conformities in or damage to or resulting from the product shall be those respectively provided herein. The provisions of this section shall apply to the full extent permitted by law and regardless of fault and shall survive either termination or cancellation of the Agreement.
7. DISPUTE RESOLUTION, JURISDICTION, AND VENUE The parties shall be free to bring all differences of interpretation and disputes arising in connection with the Agreement to the attention of the other either by mail, telephone, or personal meeting under friendly and courteous circumstances. However, if during the term of the Agreement either party shall have reason to believe it has any claim against the other party in respect to any transaction growing out of the
Agreement, it shall notify the other party in writing within thirty (30) days after it knows or has reason to know the basis of any such claim. Failure to give the notice prescribed by this section shall relieve the other party from all liability of any claim in respect to any transaction growing out of the
Agreement. Any controversy, claim, or breach arising out of or relating to the
Agreement that the parties are unable to resolve to their mutual satisfaction shall be submitted to binding arbitration under the auspices and rules of the
American Arbitration Association. Each of the parties herein waives its right to any other forum as well as its right to appeal. This means that the Member and the Company are irrevocably giving up the right to seek a legal remedy in a court of law in a trial with a jury, in deference to binding arbitration by the rules and procedures described herein. Any action for breach of the Agreement must be commenced action has accrued. In any dispute submitted to arbitration, the Member and the Company agree to be governed by the laws of the state of
California, and the agreed venue for arbitration shall be San Diego County in the state of California. Each of the parties shall appoint one arbitrator and the two so nominated shall in turn choose a third arbitrator. If the arbitrators chosen by the parties cannot agree on the choice of the third arbitrator within a period of thirty (30) days after their nomination, then the American
Arbitration Association shall appoint the third arbitrator. The arbitration shall be conducted in the English language. Relevant documents in other languages shall be translated into English if the arbitrators so direct. The parties agree that after either has filed a Notice of Demand for arbitration of any dispute subject to arbitration under the Agreement, Policies & Procedures 19 they shall, upon request, make discovery and disclosure of all materials relevant to the subject of the dispute. The arbitrators shall make the final determination as to any discovery disputes between the parties. Examination of witnesses by the parties and by the arbitrators shall be permitted. A written transcript of the hearing shall be made and furnished to the parties. The cost of this transcript shall be borne equally by the parties. In arriving at their award, the arbitrators shall make every effort to find a solution to the dispute in the provisions of the Agreement and shall give full effect to all parts thereof. The arbitrators shall state the reasons upon which the award is based.
The award of the arbitrators shall be final and binding upon the parties.
Judgment upon the award may be entered in any court having jurisdiction in the
United States and/or the country of the Member's legal situs and/or the Member's country of operation. An application may be made to any such court for a judicial acceptance of the award and an order for enforcement. In the event of default and subsequent action to enforce the terms of the Agreement by mediation and/or arbitration, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs in addition to any other relief to which it may be entitled. The provisions of this section shall survive the termination of any other provisions of the Agreement.
8. ENTIRETY The Member Application and Agreement Form, these Policies and
Procedures, and the Compensation Plan (collectively referred to as the
"Agreement"), and the instruments and documents referred to therein constitute the entire understanding between the Member and the Company regarding their business relationship. The Member acknowledges that he/she/it has read and understands the Agreement, has had an opportunity to have all his/her/its questions answered, and is basing the decision to become a Member only on the written representations made in the Agreement. The Member understands that any other representations, whether oral or written, are void and of no force and effect in the Agreement. Unless set forth in the Agreement, neither party shall be liable for any other representations made outside the corners of the
Agreement, and all modifications and amendments thereto must be in writing. The
Member warrants that all agreements and contracts into which the Member enters with its sub-Members, dealers, sales people, and/or sales representatives, for sale and/or merchandising of the products, will include the terms of the
Agreement and will not include any terms and provisions that are in conflict with it, including those as to confidentiality, nondisclosure, non-competition, and non-infringement.
P. AMENDMENTS 1. PRICE CHANGES The Company shall have the right to change pricing for products, sales aids, and other items at any time. All prices are subject to change without notice. 2. RIGHT TO AMEND The Company expressly reserves the right to amend and/or change in such ways as it deems necessary in its sole discretion any of the following: these Policies and Procedures; the
Compensation Plan; the Member Application and Agreement Form; and all forms, instruments, and documents referred to therein. The Company intends to provide the Member with the benefit of any new technological advances in the Company's products in a timely manner. The Company expressly reserves the right to amend and/or change the design, formulation, and/or availability of any product or part thereof at any time without notice to the Member. If any such amendment or change is made, the Company may, at its sole discretion, make the change upon any product shipped thereafter. The Company shall not be obligated to make a similar change to any product previously shipped, nor shall the Company be obligated to make a similar change to any other product.